                                                                    EXHIBIT d(2)


                                  June 8, 2002


Ameristock Corporation
P.O. Box 6919
Moraga, CA  94570

     RE: MANAGEMENT AGREEMENT (THE "MANAGEMENT AGREEMENT") DATED SEPTEMBER 3, 2000 BY AND BETWEEN DAVIS PARK SERIES TRUST (THE "TRUST") AND AMERISTOCK CORPORATION (THE "INVESTMENT ADVISER").


     The parties acknowledge that the Ameristock Large Company Growth Fund is being liquidated and that such liquidation is expected to be completed prior to July 1, 2002. Accordingly, effective June 30, 2002, the Management Agreement is hereby amended to delete Ameristock Large Company Growth Fund from the Management Agreement and from the definition of "Fund" contained therein.

                                        Very truly yours,

                                        DAVIS PARK SERIES TRUST


                                        Nicholas D. Gerber
                                        Chairman

Agreed:

AMERISTOCK CORPORATION


By:
      ----------------------------------
      Nicholas D. Gerber, President